English Version                                                    Exhibit 10(i)


               ABSTRACT OF MANAGING DIRECTORS EMPLOYMENT AGREEMENT
                                 (GERD BEHRENS)

Parties:          TES GmbH. Employer
                  Gerd Behrens- Consultant

Date:             May 19, 1992

Starting date for consulting services: July 1, 1997

ss. 1 Description of Services: to act as Managing Director of TES GmbH and to do all thing authorized by law as managing director.

o Limitations of Authority (Shareholder approval needed for following actions:


     o    Purchase, sale and encumbering real estate.
     o    Establishment of branches.
     o    Entering into employment agreements with employees
     o    Entering into rental or lease agreements
     o Entering into consulting agreements, professional fee agreements and insurance contracts.
     o    Establishing lines of credit.
     o Formation, acquisition and sale of other business enterprises or interests therein.
     o All other actions not within the normal scope of the company's business.
     o For all transactions involving DM 10,000 or more, both managing directors must sign.

ss 2 Individual Responsibilities: The Managing Director shall:

     o    Manage and direct the operations of the company.
     o    Represents the interests of the employer as described by statute
     o Be responsible for paying taxes and filing tax reports for the company and is responsible for maintaining the books and records of the company.
     o Call annual shareholders' meetings. Prepare a business report for the meeting and prepare minutes of the meeting.
     o    Register the company with the appropriate authorities.

ss 3 Scope of Employment: the Managing Director is to dedicate 100% of his time, effort and knowledge to the benefit of the company. The Managing Director is not bound by set working hours.

ss 4 Compensation:

     o    Monthly salary: DM 1,500 (to be increased when company is profitable.)
     o    Vacation compensation beginning Jan. 1, 1993 - One month's salary.
     o    Christmas bonus beginning Jan 1, 1993 0 One month's salary.
     o    Year end performance bonus of 25% of the gross profits before taxes.
     o    There is not claim for overtime.
     o Wage will be paid for six month sick leave. If the inability to work continues longer than 6 months, the right to the year end bonus will be reduced.
     o In even of Managing Director's death, his monthly salary will be paid for an additional 6 months.

ss 5 Expense Reimbursements: Normal business expenses will be reimbursed. Manageing director shall be provided a luxury-class company car which he may also use for private purposes. Authorized travel expenses will be reimbursed in accordance with tax guidelines. Travel by train will be first class and plane shall be business class.

                                      -1-

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English Version                                                    Exhibit 10(i)


ss 6 Vacation: the Managing Director shall have 35 work days per year paid vacation.

ss 7 Other Obligations: the Managing Director is not allowed to participate in outside employment activities in the same business area as the company. Business activities outside the scope of the company's business are allowed.

ss 8 Term and Termination: The employment as Managing Director begins on May 19, 1992. The term is open ended. The contract can be terminated by eithe party after 6 month's notice. Termination by the company or resignation by the Managing Director can only be done for important reasons..

ss 9 Miscellaneous Provisions: Jurisdiction is in Munich. Oral modifications are not allowed.


--------------------------                        ------------------------------
Gerd Behrens                                      Birgit von Blanckenhagen



                                      -2-
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German Version                                                     Exhibit 10(i)


                              Geschafsfuhrervertrag

zwischen Firma TES GmbH Hard- u. Software Entsorgung, Umweltberatung, Umweltbetreuung,
            Riemerstr. 358, 8000 Munchen 82,

vertreten durch die Gesellschafterversammlung nachfolgend Gesellschaft genannt-

und        Herr Gerd Behrens, Industriekaufmann, Gemingstr. 1, 8000 Munchen 81.,
                               - nachfolgend Geschaftsfuhrer genannt-

ss  1 Geschaftsfuhrung und Vertretung

(1)  Die Fa. TES-GmbH hat zwei Geschaftsfuhrer.

(2) Der Geschaftsfuhrer ist berechtigt und verpflichtet, die Gesellschaft nach Maflgabe der Gesetze und des Gesellschaftsvertrags allein zu vertreten und die Geschafte der Gesellschaft allein zu fuhren. Weisungen der Gesellschafterversammlung sind zu befolgen, soweit Vereinbarungen in diesem Vertrag nicht entgegenstehen.

Zu   folgenden    Geschaften    hat   er   die   vorherige    Genehmigung    der
Gesellschafterversammlung einzuholen:

a)       Erwerb., Verauflerung und Belastung von Grundstucken;
b)       Errichtung von Zweigniederlassungen;
c)       Abschlufl von Dienstvertragen mit Angestellten;
d)       Abschlufl von Miet-, Leasing- und Pachtvertragen;
e)       Abschlufl von Beratervertragen, Honorarvertragen sowie
         Versicherungsvertragen;
f)       Aufnahme von Krediten;
g) Grundung., Erwerb und Verauflerung anderer Unternehmungen oder Beteiligung an solchen;
h) bei allen sonstigen uber den gewohnlichen Geschaftsbetrieb hinausgehenden Geschaften.

(3)  Der  Geschaftsfuhrer  hat die ihm  obliegenden  Pflichten  mit der Sorgfalt
     eines  ordentlichen  und   -gewissenhaften   Kaufmanns  unter  Wahrung  der
     Interessen der Gesellschaft wahrzunehmen.

(4)  Fur  Rechtsgeschafte   jeder  Art  die  den  Betrag  von  DM  10.000,-(i.W.
     Zehntausend) ubersteigen sind beide Geschaftsfuhrer nur gemeinschaftlich vertretungsberichtigt., zeichnungsberechtigt.

(5)  Der Geschaftsfuhrer ist von den Beschrankungen den(beta)181 BGB befreit.

ss 2 Einzelne Aufgaben

(1) Dem Geschaftsfuhrer obliegt die Leitung und berwachung des Unternehmens im Ganzen.

(2) Der Geschaftsfuhrer nimmt die Rechte und Pflichten des Arbeitgebers im Sinne der arbeits- und sozialrechtlichen Vorschriften wahr.

(3) Der Geschaftsfuhrer hat die steuerlichen Interessen der Gesellschaft zu wahren. Er ist verpf1ichtet, innerha1b der gesetzlichen Frist unter Beachtung der handels- und steuer-rechtlichen Bilanzierungsregeln den Jahresabschlufl (Bilanz., Gewinn- und Verlust-rechnung sowie Anhang) zu erstellen. Ihm obliegt es, fur eine den handels- und steuerrechtlichen Vorschriften entsprechende Buchfuhrung und eine dem Unternehmen entsprechende Betriebsabrechnung zu sorgen.

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German Version                                                     Exhibit 10(i)

(4) Der Geschaftsfuhrer hat fur die rechtzeitige und ordnungsgemafle Offenlegung des Jahresabschlusses nach (beta) 325 HGB Sorge zu tragen. Von groflenabhangigen Erleichterungen nach (beta)(beta) 326 HGB ist Gebrauch zu machen, sofern die Gesellschafter-versammlung nichts anderes beschlossen hat.

(5) Soweit kein abweichender Gesellschafterbeschlufl gefaflt wird, hat der Geschaftsfuhrer die Gesellschafterversammlung ordnungsgemafl einzuberufen, sie zu leiten und ordnungsgemafl abzuwickeln sowie die Gesellschafterbeschlusse zu protokollieren.

(6)  Der    Geschaftsfuhrer    hat    der    Gesellschafterversammlung     einen
     Geschaftsbericht   zu   erstatten.    Auf   Verlangen   sind   schriftliche
     Zwischengeschaftsberichte und Auskunfte zu erteilen.

(7) Der Geschaftsfuhrer hat die notwendigen Anmeldungen zum Handelsregister vorzu-nehmen.

(8) Genehmigungen zur Abtretung von Geschaftsantellen und Teilgeschaftsanteilen darf der Geschaftsfuhrer nur aufgrund des Gesellschaftsvertrags und der einschlagigen Gesellschafterbeschlusse vornehmen. Dasselbe gilt fur die Anforderung etwa noch ausstehender itammeinlaigen.

(9) Der Geschaftsfuhrer hat gemafl (beta) 40 GmbHG jeweils mit der Einreichung des Jahres-abschlusses, spatestens aber innerhalb von 9 Monaten nach Ablauf des jeweiligen Geschaftsjahres, einer von ihm unterschriebene Liste der Gesellschafter mit deren Namen., Vornamen., Stand, Wohnort und Stammeinlagen zum Handelsregister einzureichen oder, wenn keine fnderungen seit Einreichung der letzten Liste eingetreten sind., eine entsprechende Erklarung abzugeben.

(10) Der   Geschaft3fuhrer   ist  nicht  befugt.,   auflerhalb   eines  von  der
     Gesellschafter-versammlung             ordnungsgemafl             gefaflten
     Gewinnverteilungsbeschlusses sich personlich., den ubrigen Gesellschaftern oder ihnen nahestehenden Personen oder Gesellschaften Vorteile irgendwelcher Art vertragsmaflig oder durch einseitige Handlungen zuzuwenden. Der Geschaftsfuhrer ist verpflichtet., im Fall einer solchen Zuwendung den nach dem Gesetz, dem Gesellschaftsvertrag oder diesem Vertrag bestehenden Erstattungsanspruch fur die Gesellschaft - auch gegenuber sich personlich - geltend zu machen. Auch insoweit wird der Geschaftsfuhrer von den Beschrankungen des (beta) 181 BGB befreit.

ss 3 Dienstleistung

(1)  Der   Geschafsfuhrer  hat  seine  ganze  Arbeitskraft  und  seine  gesamten
     Kenntnisse und Erfahrungen der Gesellschaft zur Verfugung zu stellen.

(2)  An bestimmte Arbeitszeiten ist der Geschaftsfuhrer nicht gebunden.

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German Version                                                     Exhibit 10(i)

ss 4 Bezuge des Geschaftsfuhrers

(1)  Der Geschaftsfuhrer erhalt

a) ab 1. Oktober 1992 ein monatliches Gehalt in Hohe von 1.500,- (i.W. eintausend-funfhundert)

     Dieses unangemessen geringe Entgelt-, das diesbezugliche angemessene Entgelt wurde monatlich DM 12.000,- betragen-, wird fur die Betatigungs-Anlaufzeit der Fa. TES-GmbH vereinbart, um deren Stammkapital in moglichst geringem Umfang zu vermindern. Es besteht bereinstimmung, dafl zu dem Zeitpunkt, zu dem die Fa. TES-GmbH ausreichende Gewinne erzielt, das monatliche Entgelt fur die Zukunft in angemessener Hohe vereinbart wird.

b) Ab 1. Januar 1993 wird zusatzlich ein Urlaubsgeld in Hohe von 100 % des dann gultigen Monatsgehalts gewahrt, zahlbar mit dem Gehalt fur Juli ieden Jahres

c) Ab 1. Januar 1993 wird zusatzlich eine Weihnachtsgratifikation in Hohe von 100 % des dann gultigen Monatsgehalts gewahrt, zahlbar mit den Gehalt fur Dezember jeden Jahres.

     Ab 1. Januar 1993 erhalt der Geschaftsfuhrer eine Tantieme in Hohe von 25 % des Jahresuberschusses der Handelsbilanz vor Verrechnung mit Verlustvortragen und vor Abzug der Korperschaft- und Gewerbesteuer. Die Bemessungsgrundlage ist nicht um die Tantieme selbst und um andere gewinnabhangige Aufwendungen der Gesellschaft zu kurzen.
     Die Gewinntantieme ist einen Monat nach Genehmigung des Jahresabschlusses durch die Gesellschafterversammlung fallig. Nachtragliche fnderungen der Handelsbilanz, insbesondere aufgrund abweichender steuerlicher Veranlagung, sind zu berucksichtigen. berzahlte Betrage hat der Geschaftsfuhrer zu erstatten. Die Gewinnantieme entfallt, wenn dem Geschaftsfuhrer aus wichtigem Grund gekundigt wird, fur das Geschaftsjahr der Kundigung. Scheidet der Geschaftsfuhrer aus sonstigen Grunden wahrend des Geschaftsjahres aus seinem Amt aus, hat er Anspruch auf eine zeitanteilige Tantlieme.

(3) Ein Anspruch auf Vergutung von Uberstunden, Sonntags und Feiertags oder sonstiger Mehrarbeit besteht nicht.

(4) Im Krankenheitsfall oder bei sonstiger unverschuldeter Verhinderung bleibt der Gehaltanspruch fur die Dauer von 6 Monaten bestehen. Dauert die Verhinderung langer als ununterbrochen 6 Monate an., so wird der Tantiemeanspruch entsprechend der 6 Monate uberschreitenden Zeit zeitanteilig gekurzt.

(5) Bei Tod des Geschaftsfuhrers wird das Gehalt fur die Dauer von 6 Monaten weitergezahlt.

ss 5 Aufwendungaersatz

(1) Tragt der Geschaftsfuhrer im Rahmen seiner ordnungsmafligen Geschaftsfuhrertatigkeit Kosten und Aufwendungen, so werden sie ihm von der Gesellschaft erstattet., sofern der Geschaftsfuhrer die Geschaftsfuhrungs-und Betriebsbedingtheit belegt oder sie offenkundig sind.

(2) Der Geschaftsfuhrer hat Anspruch auf die Gestellung eines Pkw's der gehobenen Klasse. Der Geschaftsfuhrer darf den Pkw auch privat nutzen; eine Kostenbetelligung durch den Geschaftsfuhrer erfolgt nicht. Die GmbH wird den Vorteil ordnungsgemafl Lohn- und umsatzversteuern.

German Version                                                     Exhibit 10(i)

(3) Die Gesellschaft ersetzt dem Geschaftsfuhrer seine Reisespesen nach den jeweils steuerlich zulassigen Hochstsatzen. Der Geschaftsfuhrer mufl seine Auslagen belegen konnen., soweit ublicherweise Belege erteilt werden. Im brigen reichen Eigenbelege aus (z.B. fur Telefonate und Trinkgelder)

(4)  Der  Geschaftsfuhrer  darf  die  erste  Klasse  der  Bahn  benutzen.,   bei
     Flugreisen im Inland Businessclass, bei sonstigen Flugen ist er in der Wahl frei.

ss 6 Url aub

(1) Der Geschaftsfuhrer hat Anspruch auf 35 Arbeitstage (Samstag ist kein Arbeitstag) bezahlten Urlaub im Geschaftsjahr. Der Geschaftsfuhrer hat den Zeitpunkt seines Urlaubs so einzurichten, dafl den Bedurfnissen der Geschaftsfuhrung Rechnung getragen wird. Der Urlaub ist mit dem weiteren Geschaftsfuhrer, sofern einer bestellt ist, abzustimmen.

(2) Kann der Geschaftsfuhrer seinen Jahresurlaub nicht nehmen, weil Interessen der Gesellschaft entgegenstehen, so hat er Anspruch auf Abgeltung des Urlaubs unter Zugrundelegung der Hohe des Grundgehalts ((beta) 3 Abs. 1).

(3) Der Geschaftsfuhrer hat Anspruch auf Freizeitausgleich fur geleistete berstunden., Sonntags- und Feiertags- oder sonstiger Mehrarbeit.

ss 7 Nebenpflichten des Geschaftsfuhrers

(1) Es ist dem Geschaftsfuhrer nicht gestattet im Geschaftszweig der GmbH Geschafte auf eigene Rechnung zu tatigen.

(2) Dem Geschaftsfuhrer sind Nebentatigkeiten und Nebengeschafte, die nicht im Geschaftszweig der Gesellschaft liegen, jederzeit gestattet.

ss 8 Dauer, Kundigung

1)   Die Tatigkeit als Geschaftsfuhrer beginnt am 19.05.1992.

1)   Der Vertrag wird auf unbestimmte Zeit abgeschlossen.

(3) Dieser Vertrag kann von beiden Seiten mit einer Frist von 6 Monaten gekundigt werden.

(4)  Die Abberufung als Geschaftsfuhrer ist nur aus wichtigem Grund zulassig.

(5)  Der Geschaftsfuhrer kann nur aus wichtigem Grund sein Amt niederlegen.

ss 9 Schluflbestimmungen

(1) Die Ungultigkeit einzelner Bestimmungen beruhrt nicht die Rechtswirksamkeit des Vertrages im Ganzen. Anstelle der unwirksamen Vorschrift ist eine Regelung zu vereinbaren, die der wirtschaftlichen Zwecksetzung der Parteien am ehesten entspricht.

(2)  Dieser Vertrag tritt am 19.05.1992 in Kraft.

German Version                                                     Exhibit 10(i)

(3)  Als Gerichtsstand wird., soweit gesetzlich zulassig, Munchen vereinbart.

     Mundliche Nebenabreden wurden nicht getroffen.
     Vertragsanderungen bedurfen der Schriftform; auf diese Formvorschrift kann mundlich nicht verzichtet werden.



----------------------------                     ------------------------------
Gerd Behrens                                     Birgit von Blankenhagen